 Filed Pursuant to Rule 424(b)5
 Registration No. 333-275151
PROSPECTUS SUPPLEMENT
(To prospectus dated October 24, 2023)
National Rural Utilities
Cooperative Finance Corporation
CFC InterNotes®

National Rural Utilities Cooperative Finance Corporation may offer its InterNotes®, which are referred to herein as the note or notes, from time to time. A separate pricing supplement will describe the specific terms of our InterNotes®, including the purchase price, interest rate and maturity date. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.
CFC may offer the notes to or through agents for resale. The amount CFC expects to receive if all of the notes are sold to or through the agents ranges from 99.7% to 96.85% of the gross proceeds from the sale of notes, after paying agent discounts and commissions between 0.3% to 3.15%. CFC also may offer the notes directly. CFC has not set a date for termination of our offering.
The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in any notes and may suspend or completely stop that activity without any notice at any time. Unless otherwise specified in the applicable pricing supplement, CFC will not list notes on any securities exchange or make them available for quotation on any quotation system.
Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Lead Manager and Lead Agent
InspereX
Agents
CitigroupRBC Capital MarketsWells Fargo Advisors
Prospectus Supplement dated October 27, 2023.
InterNotes® is a registered trademark of InspereX Holdings LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement. We have not, and the agents have not, authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement. You should not assume that the information contained in any pricing supplement is accurate as of any date other than the date of the pricing supplement. We are not, and the agents are not, making an offer of these notes in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus or any accompanying pricing supplement come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any accompanying pricing supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND
THE PRICING SUPPLEMENTS
Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used herein, the terms the “Company,” “CFC,” “we,” “us” and “our” refer to National Rural Utilities Cooperative Finance Corporation only. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.
CFC may use this prospectus supplement, together with the accompanying prospectus and an attached pricing supplement, to offer CFC InterNotes® from time to time.
This prospectus supplement sets forth certain terms of the notes that CFC may offer. It supplements the description of the notes contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.
Each time CFC issues notes, it will attach a pricing supplement to this prospectus supplement and the accompanying prospectus. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the accompanying prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement or the accompanying prospectus will apply and supersede that information in this prospectus supplement or the accompanying prospectus.
When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular note.
It is important for you to read and consider all the information contained in this prospectus supplement, the prospectus and the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 1 of the prospectus, in making your investment decision.

SUMMARY
This section summarizes the legal and financial terms of the notes that are described in more detail under the captions “Description of Notes” herein and “Description of Senior Debt Securities” in the accompanying prospectus. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms of the notes appearing in that pricing supplement may vary from, and if they do vary will supersede, the terms contained in this summary and in “Description of Notes” herein and “Description of Senior Debt Securities” in the accompanying prospectus. In addition, in deciding whether to invest in any particular notes you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in the applicable pricing supplement, together with the documents incorporated by reference and the additional information described in “Where You Can Find More Information” on page 1 of the prospectus.
Issuer
National Rural Utilities Cooperative Finance Corporation
Purchasing Agent
InspereX LLC
Lead Manager and Lead
Agent
InspereX LLC
Agents
Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC.
Title of Notes
CFC InterNotes®
Amount
We may offer notes in connection with this program until the sum of all our indebtedness, including the notes and indebtedness guaranteed by CFC, but excluding capital term certificates and government secured obligations, equals 20 times the sum of members’ equity and the outstanding amount of capital term certificates.
Denominations
The notes will be issued and sold in minimum denominations of $1,000 and multiples of $1,000, unless otherwise stated in the applicable pricing supplement.
Ranking
The notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding.
No Listing
The notes will not be listed on any securities exchange, unless specified otherwise in the applicable pricing supplement.
Maturities
Each note will mature nine months or more from its date of original issuance, as specified in the applicable pricing supplement unless redeemed or repaid prior to such date in accordance with its terms.
Interest
Each note will bear interest from its date of original issuance at a fixed rate (which may be zero if the note is issued at a discount from the principal amount due at maturity) or a floating rate that may be determined by reference to one or more base interest rates or one or more indices.
Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.
Principal
The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate. We may also offer amortizing notes from time to time.

Redemption and Repayment
Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The notes will not generally be subject to any sinking fund.
Survivor’s Option
Specific notes may contain a provision requiring the repayment of those notes prior to the stated maturity if requested by the authorized representative of the beneficial owner of those notes following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on the permitted dollar amount of total exercises by all holders of notes in any calendar year, and the permitted dollar amount of an individual exercise by a holder of a note in any calendar year.
Additional details on the Survivor’s Option are described in the section entitled “Description of Notes — Survivor’s Option.”
Sale and Clearance
We will sell notes in the United States only. Notes will be issued only in book-entry form and will clear through The Depository Trust Company. We do not intend to issue notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.
Trustee
The trustee for the notes is U.S. Bank Trust Company, National Association, as successor trustee, under an indenture, dated as of December 15, 1987, as amended by a supplemental indenture, dated as of October 1, 1990. The trustee also will act as paying agent, calculation agent and security registrar.
Selling Group
The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into a selling agent agreement with us dated October 27, 2023. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all applicable laws and regulations. You may contact the Purchasing Agent by telephone at 800-289-6689 or by email at info@insperex.com for a list of selling group members.

RISK FACTORS
Before making an investment decision, you should carefully consider the following risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, including the risk factors relating to us contained in our periodic or current reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, our financial condition, operations and business and financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.
If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes.
Unlike savings accounts, certificates of deposit and other similar investment products, you may not be able to redeem the notes prior to maturity, or your right to redeem the notes prior to maturity may be limited to a valid exercise of the Survivor’s Option. If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be a very illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the market value of the notes. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:
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the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the notes;

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the time remaining to the maturity of the notes;

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the outstanding amount of the notes;

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the redemption or repayment features of the notes;

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market rates of interest higher than rates borne by the notes; and

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the level, direction and volatility of interest rates generally and other conditions in credit markets.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.
Floating rate notes bear additional risks.
If your notes bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of factors, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates can be volatile and such volatility may be expected in the future.
The Secured Overnight Financing Rate (“SOFR”) is a relatively new reference rate and its composition and characteristics are not the same as the London Inter-bank Offered Rate (“LIBOR”).
On June 22, 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new United States dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by United States Treasury securities and has been published by the Federal Reserve Bank of New York since April 2018. The Federal Reserve Bank of New York has also been publishing historical indicative SOFR from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.
The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR is an unsecured rate. Second, SOFR is an overnight rate, while LIBOR is a forward-looking rate that represents interbank funding over different maturities (e.g., three months). As a result, there can be no assurance that SOFR (including Compounded SOFR (as defined below)) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as United States dollar LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the floating rate notes that have a base interest rate determined by reference to Compounded SOFR (the “SOFR notes”) may fluctuate more than floating rate debt securities that are linked to less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight United States Treasury repurchase agreement (“repo”) market. The Federal Reserve Bank of New York has at times conducted operations in the overnight United States Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the SOFR notes.
Any failure of SOFR to gain market acceptance could adversely affect the SOFR notes.
According to the ARRC, SOFR was developed for use in certain United States dollar derivatives and other financial contracts as an alternative to United States dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight United States Treasury repo market. However, as a rate based on transactions secured by United States Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which United States dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the SOFR notes and the price at which investors can sell the SOFR notes in the secondary market.
In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the SOFR notes, the trading price of the SOFR notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the SOFR notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the SOFR notes may not be able to sell the SOFR notes at all or may not be able to sell the SOFR notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the SOFR notes is based on a Compounded SOFR rate and the SOFR Index (as defined below), both of which are relatively new in the marketplace.
For each interest period (as defined below), the interest rate on the SOFR notes is based on Compounded SOFR, which will be calculated using the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under the caption “Description of the Notes — Floating Rate Notes — Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the SOFR notes on the interest payment date for such interest period.
Very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the Federal Reserve Bank of New York only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in the SOFR notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the SOFR notes.
Compounded SOFR with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
The level of Compounded SOFR applicable to a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the Interest Payment Determination Date (as defined below) for such interest period. Because each such date is near the end of such interest period, investors will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date and it may be difficult for an investor to reliably estimate the amount of interest that will be payable on each such interest payment date. In addition, some investors may be unwilling or unable to trade the SOFR notes without changes to their information technology systems. An inability to reliably estimate accrued and unpaid interest as well as the potential need for some investors to change their information technology systems could both adversely impact the liquidity and trading price of the SOFR notes.
The SOFR Index may be modified or discontinued and the SOFR notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the SOFR notes.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the SOFR notes and the trading prices of the SOFR notes. In addition, the Federal Reserve Bank of New York may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If we or our designee (which may be an independent financial advisor or any other entity we designate (any of such entities, a “Designee”)) determines that a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (each as defined below) have occurred in respect of the SOFR Index, then the interest rate on the SOFR notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, plus a spread adjustment, which is referred to as a Benchmark Replacement (as defined below), as further described under the caption “Description of the Notes — Floating Rate Notes — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.”
If a particular Benchmark Replacement or Benchmark Replacement Adjustment (as defined below) cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined below) (such as the ARRC), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, us (or our Designee). In addition, the terms of the SOFR notes expressly authorize us (or our Designee) to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period”, the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters. The determination of a Benchmark

Replacement, the calculation of the interest rate on the SOFR notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations and decisions or elections that may be made under the terms of the SOFR notes in connection with a Benchmark Transition Event could adversely affect the value of the SOFR notes, the return on the SOFR notes and the price at which an investor can sell such SOFR notes.
In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR, the Benchmark Replacement may not be the economic equivalent of Compounded SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the SOFR notes, the return on the SOFR notes and the price at which an investor can sell the SOFR notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the value of SOFR notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for SOFR notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider investors’ interests in doing so.
We (or our Designee) will make certain determinations with respect to the SOFR notes, which determinations may adversely affect the SOFR notes.
We (or our Designee) will make certain determinations with respect to the SOFR notes as further described under the caption “Description of the Notes — Floating Rate Notes — Secured Overnight Financing Rate and the SOFR Index — Compounded SOFR.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we (or our Designee) will make certain determinations with respect to the SOFR notes in our (or our Designee’s) sole discretion as further described under the caption “Description of the Notes — Floating Rate Notes — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.” Any determination, decision or election pursuant to the benchmark replacement provisions not made by our Designee will be made by us. Any of these determinations may adversely affect the value of the SOFR notes, the return on the SOFR notes and the price at which an investor can sell such SOFR notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the SOFR notes, the return on the SOFR notes and the price at which an investor can sell such SOFR notes. For further information regarding these types of determinations, see “Description of the Notes — Floating Rate Notes — Secured Overnight Financing Rate and the SOFR Index — Effect of a Benchmark Transition Event.”
SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.
The publication of SOFR began in April 2018, and, therefore, it has a very limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Levels of SOFR going forward may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. Because the future performance of SOFR cannot be predicted, no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR will be positive.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.
An investment in notes that are indexed, as to interest, to commodities, securities, baskets of securities or securities indices, financial, economic or other measures or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate debt security.
These risks include the possibility that an index or indices may be subject to significant changes and that the resulting interest rate will be less than that payable on a fixed or conventional floating rate debt security issued by us at the same time. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.
Additionally, if the formula used to determine the amount of interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.
The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.
In addition, certain indexed notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.
Finally, our credit ratings may not reflect the potential impact of all risks related to the structure and other factors on the market value of indexed notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in indexed notes may entail and the suitability of the notes in light of their particular circumstances.
We may choose to redeem notes when prevailing interest rates are relatively low.
If your notes are redeemable at our option, we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes likely would be lower than the rate then borne by the notes. In such a case you would not be able to reinvest the redemption proceeds in a comparable note at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as our redemption date approaches.
We may choose to issue notes without a Survivor’s Option and any Survivor’s Option we do offer may be limited in amount.
We may issue notes without a Survivor’s Option. If we do issue notes with a Survivor’s Option, we will have the discretionary right to limit the aggregate principal amount of notes subject to any Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for a desired amount will be permitted in any single calendar year.

The notes may have limited or no liquidity.
There is currently no secondary market for the notes and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes. The agents have advised us that they may from time to time purchase and sell the notes in any secondary market which may develop. However, no agent is obligated to do so and any agent may discontinue making a market in the notes at any time without notice. The notes are not, and will not be, listed on any securities exchange.
Changes in our credit ratings may affect the market value of the notes.
Real or anticipated changes in our credit ratings may affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks, if any, related to the notes.
A reduction in the credit ratings for our debt could adversely affect our liquidity and cost of debt.
Nationally recognized statistical rating organizations play an important role in determining, by means of the ratings they assign to issuers and their debt, the availability and cost of debt funding. We currently contract with three nationally recognized statistical rating organizations to receive ratings for our secured, unsecured and subordinated debt and our commercial paper. Our credit ratings are important to our liquidity and funding costs. In order to access the commercial paper markets at current levels, we believe that we need to maintain our current ratings for commercial paper. Changes in rating agencies’ rating methodology, actions by governmental entities or others, additional losses from impaired loans and other factors could adversely affect the credit ratings on our debt. A reduction in our credit ratings could adversely affect our liquidity, competitive position, or the supply or cost of debt financing available to us. A significant increase in our interest expense could cause us to sustain losses or impair our liquidity by requiring us to seek other sources of financing, which may be difficult to obtain.
The U.S. federal income tax consequences of indexed notes may be uncertain.
No statutory, judicial or administrative authority directly addresses the characterization for U.S. federal income tax purposes of some types of indexed notes. As a result, significant U.S. federal income tax consequences of an investment in those indexed notes are not certain. We are not requesting, and will not request in the future, a ruling from the Internal Revenue Service (“IRS”) for any of the indexed notes we may offer, and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the applicable pricing supplement.

USE OF PROCEEDS
Unless we describe a different use in a particular pricing supplement, the net proceeds from the sale of the notes will be used for general corporate purposes, including, but not limited to, funding loans and the retirement of outstanding debt.
DESCRIPTION OF NOTES
The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the notes set forth under the heading “Description of Senior Debt Securities” in the prospectus. Unless otherwise specified in an applicable pricing supplement, the notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the notes.
The notes being offered by this prospectus supplement, the prospectus and the applicable pricing supplement are our senior obligations to be issued under an indenture dated as of December 15, 1987, as supplemented by a first supplemental indenture dated as of October 1, 1990 between us and U.S. Bank Trust Company, National Association, as successor trustee (as so supplemented, the “indenture”). We have initially designated U.S. Bank Trust Company, National Association as our paying agent, calculation agent and security registrar for the notes. The indenture is more fully described in the prospectus. The indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described under “Restriction on Indebtedness” in the accompanying prospectus. The following statements are summaries of the material provisions of the notes. The prospectus provides summaries of the material provisions of the indenture under the heading “Description of Senior Debt Securities.” These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including the definitions of certain terms. The notes constitute a single series of notes for purposes of the indenture.
Notes issued in accordance with this prospectus supplement, the prospectus and the applicable pricing supplement will have the following general characteristics:
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the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

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the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is nine months or more from its date of original issuance;

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each note will bear interest from its date of original issuance at a fixed rate, which may be zero in the case of certain discounted notes, a floating rate or an indexed rate;

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the notes will not be subject to any sinking fund; and

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the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement. In addition, the pricing supplement relating to each offering of notes will describe specific terms of the notes, including:

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the principal amount of notes offered;

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whether the notes are fixed rate notes, floating rate notes or indexed notes;

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whether the notes are amortizing notes;

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whether the notes are original issue discount notes and if so, the yield to maturity;

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the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

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the date on which the notes will be issued to the public;

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the stated maturity date of the notes;

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if the notes are fixed rate notes, the rate per year at which the notes will bear interest (which may be zero) and any interest payment dates;

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if the notes are floating rate notes, the method of determining and paying interest, including the interest rate basis, the initial interest rate, the interest determination date, the interest reset dates, the interest payment dates, the index maturity, the maximum interest rate and the minimum interest rate, if any, and the spread and/or spread multiplier, if any; see “— Floating Rate Notes” for an explanation of the terms relating to floating rate notes;

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if the notes are indexed notes, the amount of interest, if any, we will pay the holder on an interest payment date or the formula used to calculate these amounts, if any; see “— Indexed Notes” for an explanation of the terms relating to indexed notes;

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the interest payment frequency;

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the purchase price, Purchasing Agent’s discount and net proceeds to us;

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whether the authorized representative of the holder of a beneficial interest in the notes will have the right to seek repayment upon the death of the holder as described under “— Survivor’s Option;”

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if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

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any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

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any other significant terms of the notes not inconsistent with the provisions of the indenture, this prospectus supplement and the accompanying prospectus.

We may at any time and from time to time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.
Payment of Principal and Interest
Payments of principal, premium, if any, and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (“DTC”) and its participants as described under “Registration and Settlement — The Depository Trust Company.” Payments in respect of notes in certificated form, if any, will be made as described under “Registration and Settlement — Registration, Transfer and Payment of Certificated Notes.”
We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.
Interest and Interest Rates
The notes may bear interest at:
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a fixed rate;

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a floating rate, which may be based on one of the following rates; see “— Floating Rate Notes” for further description of each of these floating rates:

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the CD rate,

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the commercial paper rate,

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the CMT rate,

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the Secured Overnight Financing Rate, in which case the note will be a SOFR note,

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the prime rate,

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the treasury rate,

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the federal funds rate, or

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any other domestic or foreign interest rate as we may describe in the note and applicable pricing supplement, or

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an indexed rate, which may be based on one of the following rates; see “— Indexed Notes” for further description of these indexed rates:

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one or more securities;

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one or more commodities;

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any other financial, economic or other measures or instruments, including the occurrence or nonoccurrence of any event or circumstances; and/or

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indices or baskets of any of these items.

Each note will accrue interest from its date of original issuance or from the most recent interest payment date to which interest on that note has been paid or duly provided for at the fixed rate per year, or at the rate per year determined by the interest rate formula, stated in the note and in the applicable pricing supplement until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be. See “Description of Senior Debt Securities — Payment and Paying Agents” on page 16 of the accompanying prospectus. Interest will be payable to the registered holder at the close of business on the regular record date; however, interest payable at maturity will be payable to the person to whom principal shall be payable. Unless specified otherwise in the applicable pricing supplement, the first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date.
The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan to an individual is 16% for a loan less than $250,000, and 25% for a loan of $250,000 or more but less than $2,500,000, in each case calculated per year on a simple interest basis. There is no limit on the maximum rate of interest on loans made to individuals in an amount equal to $2,500,000 or more. Under present New York law, the maximum rate of interest which may be charged to a corporation for any loan up to $2,500,000 is 25% per year simple interest. There is no limit on the maximum rate of interest on loans made to corporations in an amount equal to $2,500,000 or more.
Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.
Payment of Interest
Unless otherwise specified in the applicable pricing supplement, interest on the notes will be paid as follows:
Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

Unless otherwise specified in the applicable pricing supplement, the regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the following business day, provided, in the case of a floating rate note for which Compounded SOFR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.
Fixed Rate Notes
Each fixed rate note will bear interest from its date of original issuance at the annual fixed interest rate stated in the applicable pricing supplement. The rate of interest may be zero in the case of certain notes issued at a discount from the principal amount due at maturity.
Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
If the stated maturity date, date of earlier redemption or repayment, or interest payment date for any fixed rate note is not a business day, principal and interest, and any premium, for that note will be paid on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.
Floating Rate Notes
Interest on floating rate notes will be determined by reference to one or more base rates, which will include:
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the CD rate;

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the commercial paper rate;

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the CMT rate;

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the Secured Overnight Financing Rate;

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the prime rate;

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the treasury rate;

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the federal funds rate; or

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any other domestic or foreign interest rate as we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under “— General Features,” if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. The applicable pricing supplement for each floating rate note will specify the base rate or rates applicable to it.
General Features
Base Rates, Spreads and Spread Multipliers.   The interest rate on each floating rate note will be calculated by reference to one or more specified base rates set forth in the applicable pricing supplement, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier also set forth in such pricing supplement. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement.
Reset of Rates.   The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, annually or otherwise. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset:
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daily, each business day;

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weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week;

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monthly, the third Wednesday of each month;

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quarterly, the third Wednesday of March, June, September and December of each year;

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semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

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annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a SOFR note, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.
Maximum and Minimum Rates.   A floating rate note may also have either or both of the following:
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a maximum limit, or ceiling, called the “maximum interest rate,” on the yearly interest rate in effect with respect to that floating rate note from time to time; and

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a minimum limit, or floor, called the “minimum interest rate,” on the yearly interest rate in effect with respect to that floating rate note from time to time.

In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general application.
Determination of Reset Interest Rates.   The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date, as defined below under “— Calculation Agent.”
Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:
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CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

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SOFR notes will be the second U.S. Government Securities Business Day (as defined below) prior to each interest payment date; and

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Treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills (as defined below under “— Treasury Rate”) are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.

If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday. The interest determination date pertaining to a floating rate note the, interest rate of which is determined with reference to two or more base rates, will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.
The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.
Accrued Interest.   With respect to a floating rate note, except as set forth under “— Secured Overnight Financing Rate and the SOFR Index,” accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. The interest factor for each day will be computed by dividing the interest rate applicable to that day by 360 in the case of notes for which the commercial paper rate, prime rate, federal funds rate or CD rate is an applicable base rate, or, in the case of notes for which the CMT rate or the treasury rate is an applicable base rate, by the actual number of days in the year.
Calculation Agent.   Unless otherwise specified in the applicable pricing supplement, the trustee will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified herein or in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date other than with respect to SOFR notes will be the earlier of:
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the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

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the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655), and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, or, in the case of notes denominated other than in U.S. dollars, the nearest unit, with one-half cent or unit being rounded upward.
As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth herein, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable pricing supplement.
CD Rate
Unless otherwise specified in the applicable pricing supplement, “CD rate” will be determined, for any interest determination date relating to a floating rate note for which the CD rate is an applicable base rate, to which we refer to as a “CD rate interest determination date,” according to the following procedures:
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Calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the index maturity specified in the applicable pricing supplement and in an amount that is representative for a single transaction in that market at that time.
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If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

Commercial Paper Rate
Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to a floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15 under the caption “Commercial Paper — Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply:
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If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity indicated in the pricing supplement as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial.”

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If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15, H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

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If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“H.15” means the weekly statistical release designated “Statistical Release H.15, Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15, available through the Internet site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:
where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

CMT Rate
Unless otherwise specified in the applicable pricing supplement, “CMT rate” means, for any interest determination date relating to a floating rate note for which the CMT rate is an applicable base rate, to which we refer as a “CMT rate interest determination date,” the following:
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If “Reuters Page FRBCMT” is the designated CMT Reuters page, as defined below, in the applicable pricing supplement, the CMT rate on the CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, as defined below, as set forth in H.15, as such rate is displayed on Reuters on page FRBCMT (or any other page as may replace such page on such service) for that CMT rate interest determination date.

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If “Reuters Page FEDCMT” is the designated CMT Reuters page in the applicable pricing supplement, the CMT rate on the CMT rate interest determination date will be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, treasury constant maturity rate for the designated CMT maturity index as set forth in H.15, as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

If the CMT rate cannot be determined in this manner, the following procedures will apply:
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If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15.

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If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

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is published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury and determined by the calculation agent to be comparable to the rate formerly displaced on the designated CMT Reuters page and published in H.15, if the designated CMT Reuters page is Reuters Page FRBCMT; or

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is announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls, if the designated CMT Reuters page is Reuters Page FEDCMT.

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If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary U.S. government securities dealers in New York City, which may include one or more of the agents or their affiliates, to which we refer as “reference dealers,” selected by the calculation agent (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as “treasury notes,” with an original maturity of approximately the designated CMT maturity index, a remaining term to maturity of not less than such designated CMT maturity index minus one year and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•
If the calculation agent is unable to obtain at least three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in New York City (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index, a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.
•
If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the bid rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

“Designated CMT Reuters page” means the display on the Reuters 3000 Xtra Service (or any successor service) specified in the applicable pricing supplement that displays “Treasury Constant Maturities” as reported in H.15. If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT. If Reuters page FEDCMT applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.
“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated.
Secured Overnight Financing Rate and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by United States Treasury securities.
The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of Compounded SOFR averages over custom time periods.
The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined. The term “interest period”, with respect to the SOFR notes, means the period commencing on any interest payment date (or, with respect to the initial interest period only, commencing on the date of issue) to, but excluding, the next succeeding interest payment date and, in the case of the last such period, the period from and including the interest payment date immediately preceding the maturity date to, but excluding, the maturity date.
With respect to the SOFR notes, the interest rate for each interest period will be equal to Compounded SOFR plus the spread specified in the applicable pricing supplement, calculated as described below. Unless specified otherwise in the applicable pricing supplement, the amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of such SOFR notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on SOFR notes be less than zero.

Compounded SOFR
“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” is for periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value is two United States Government Securities Business Days before the initial issue date;
“SOFR IndexEnd” is the SOFR Index value on the Interest Payment Determination Date relating to the applicable interest payment date (or, in the final interest period, relating to the maturity date); and
“dc” is the number of calendar days in the relevant Observation Period.
For purposes of determining Compounded SOFR:
“Interest Payment Determination Date” means the date that is two United States Government Securities Business Days before each interest payment date (or, in the final interest period, before the maturity date).
“Observation Period” means, in respect of each interest period, the period from, and including, the date that is two United States Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two United States Government Securities Business Days preceding the interest payment date for such interest period (or in the final interest period, preceding the maturity date).
“SOFR Index” means, with respect to any United States Government Securities Business Day:
(1)   the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s   Website at 3:00 p.m. (New York time) on such United States Government Securities Business Day (the “SOFR Index Determination Time”); provided that:
(2)   if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “— Effect of a Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“United States Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Notwithstanding the above, if we or our Designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “— Effect of a Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the SOFR notes will be an annual rate equal to the sum of the Benchmark Replacement and the spread specified in the applicable pricing supplement.
SOFR Index Unavailable Provisions.   If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding United States Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of a Benchmark Transition Event
Benchmark Replacement.   If we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we (or our Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.
Decisions and Determinations.   Any determination, decision or election that may be made by us (or our Designee) pursuant to this subsection “Effect of a Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, (i) will be conclusive and binding absent manifest error, (ii) if made by us, will be made in our sole discretion or if made by our Designee, will be made after consultation with us and such Designee will not make any such determination, decision or election to which we object, and, (iii) notwithstanding anything to the contrary in the transaction documents (including the applicable pricing supplement, this prospectus supplement, and the accompanying prospectus) relating to the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.
For purposes of this subsection “— Effect of a Benchmark Transition Event,” the following terms have the following meanings:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(3)
the sum of: (a) the alternate rate of interest that has been selected by us (or our Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time.

The Benchmark Replacement Adjustment shall not include the spread specified in the applicable pricing supplement and such spread shall be applied to the Benchmark Replacement to determine the interest payable on the SOFR notes.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the SOFR notes, in each case that we (or our Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our Designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our Designee) determine is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by us (or our Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Calculation of the Floating Interest Rate
The “Calculation Agent” means a banking institution or trust company appointed by us to act as calculation agent, initially U.S. Bank Trust Company, National Association.
All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on CFC and the holders of the SOFR notes.
None of the trustee, paying agent, registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, the SOFR Index or any applicable Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any alternative method, Benchmark Replacement or alternative index, or other successor or replacement alternative index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes with respect to such alternative method, Benchmark Replacement or alternative index are necessary or advisable, if any, in connection with any of the foregoing.

None of the trustee, paying agent, registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the applicable pricing supplement, this prospectus supplement and the accompanying prospectus and reasonably required for the performance of such duties.
Prime Rate
Unless otherwise specified in the applicable pricing supplement, “prime rate” means, for any interest determination date relating to a floating rate note for which the prime rate is an applicable base rate, to which we refer as a “prime rate interest determination date,” the rate set forth on such date in H.15 under the caption “Bank Prime Loan.” If the prime rate cannot be determined as described above, the following procedures will apply:
•
If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Bank Prime Loan” will be the prime rate.

•
If the rate described above is not yet published in H.15, H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1 (as defined below) as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

•
If fewer than four of these rates appear on the Reuters Page US PRIME 1 for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent after consultation with us.

•
If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Page US PRIME 1” means the display on the Reuters 3000 Xtra Service designated as “US PRIME 1”, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.
Treasury Rate
Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, for any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on the Reuters 3000 Xtra Service designated as USAUCTION10, or any other page as may replace such page on such service. If the treasury rate cannot be determined in this manner, the following procedures will apply:
•
If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury by 3:00 p.m., New York City time, on the related calculation date will be the treasury rate.

•
If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the rate described in the prior paragraph is not yet published in H.15, H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary U.S. government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent after consultation with us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•
If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:
where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.
Federal Funds Rate
Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, for any interest determination date relating to a floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate with respect to that date for U.S. dollar federal funds as published in H.15 under the heading “Federal Funds (Effective)” as that rate is displayed on Reuters on page FEDFUNDS1, or any other page that may replace such page on such service, under the heading “EFFECT.” If the federal funds rate cannot be determined in this manner, the following procedures will apply:
•
If the rate described above does not appear on Reuters on page FEDFUNDS1 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate with respect to that federal funds rate interest determination date for U.S. dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•
If the rate described above does not appear on Reuters on page FEDFUNDS1 or is not yet published in H.15, H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent after consultation with us, prior to 9:00 a.m., New York City time, the business day following that federal funds rate interest determination date.

•
If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes
Notes may be issued as indexed notes, the principal amounts payable at maturity and/or the interest rate to be paid thereon to be determined by reference to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas. The pricing supplement relating to an indexed note will describe, as applicable, the method by which the amount of interest payable on any interest payment date and the amount of principal payable at maturity in respect of the indexed note will be determined, certain special tax consequences of the purchase, ownership or disposition of the indexed notes, certain risks associated with an investment in the indexed notes and other information relating to the indexed notes. See also “Risk Factors — An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.”
Unless otherwise specified in the applicable pricing supplement, the maximum principal amount payable at maturity in respect of any indexed note will be an amount equal to twice the face amount thereof and the minimum principal amount so payable will be zero.
Unless otherwise specified in the applicable pricing supplement, (1) for purposes of determining whether holders of the requisite principal amount of securities outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the U.S. dollar equivalent, determined on the original issue date of that indexed note, of that principal amount and (2) if the payment of principal of and interest on any indexed note is accelerated in accordance with the provisions described under “Description of Senior Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus, then CFC shall pay to the holder of that indexed note on the date of acceleration the principal amount determined by reference to the formula by which the principal amount of such indexed note would be determined on the stated maturity thereof, as if the date of acceleration were the stated maturity.
Original Issue Discount Notes
We may issue the notes as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, which is issued at a price lower than its principal amount and which provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations — Interest” below.
Amortizing Notes
We may from time to time offer amortizing notes. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of amortizing notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable pricing supplement and set forth on such note.

Redemption and Repayment
Unless one or more redemption dates are specified in the applicable pricing supplement, the notes will not be redeemable prior to their stated maturity. If one or more redemption dates are specified with respect to any note, the applicable pricing supplement will also specify one or more redemption prices expressed as a percentage of the principal amount of the note and the redemption period or periods during which the redemption prices shall apply. Unless otherwise specified in the applicable pricing supplement, any such note will be redeemable at the option of CFC at the specified redemption price applicable to the redemption period during which that note is to be redeemed, together with interest accrued to the redemption date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund. CFC may redeem any of the notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice.
Unless otherwise specified in the applicable pricing supplement, notes cannot be repaid prior to stated maturity. If a note is repayable at the option of the holder on a date or dates specified prior to stated maturity, the applicable pricing supplement will set forth the price or prices of such repayment, together with accrued interest to the date of repayment.
In order for a note that is repayable at the option of the holder to be repaid, the paying agent must receive at least 30 days but not more than 60 days prior to the repayment date:
•
appropriate wire instructions; and

•
either:

•
the note with the form entitled attached to the note duly completed; or

•
a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the portion of the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” attached to the note duly completed will be received by the paying agent not later than five business days after the date of the telegram, telex, facsimile transmission or letter, and the note and form duly completed must be received by the paying agent by that fifth business day.

Exercise of the repayment option by the holder of a note will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any note or, in the event that any note is to be repaid in part, the portion of the note to be repaid will be permitted after exercise of a repayment option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repayment will be determined by the trustee, whose determination will be final, binding and non-appealable.
If a note is represented by a book-entry note, DTC’s nominee will be the holder of that note and will be the only entity that can exercise a right to repayment. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of that note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cutoff time by which an instruction must be given in order for timely notice to be delivered to DTC.
Unless otherwise specified in the applicable pricing supplement, if a note is an original issue discount note, the amount payable on that note in the event of redemption or repayment prior to its stated maturity will be the amortized face amount of that note, as specified in the applicable pricing supplement, as of the redemption date or the date of repayment, as the case may be.
We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to either hold, resell or surrender the notes to the trustee for cancellation.
Survivor’s Option
The “Survivor’s Option” is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.
If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, subject to our discretion as described below, repay that note, in whole or in part, at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.
To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction.
The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.
The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of us and the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.
We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year, or such greater amount as we may in our sole discretion determine for any calendar year. We also have the discretionary right to limit to $250,000 in any calendar year, or such greater amount as we may in our sole discretion determine for any calendar year, the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000, and the principal amount of a note outstanding after repayment pursuant to exercise of the Survivor’s Option must be at least $1,000. If, however, the original principal amount of a note was less than $1,000, the authorized representative of the deceased beneficial owner of such note may exercise the Survivor’s Option, but only for the full principal amount of such note.
An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is

May 1, 2021, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on June 15, 2021, because the May 15, 2021 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.
For purposes of the Survivor’s Option, a person shall be deemed to have a “beneficial ownership interest” in the notes if such person or such person’s estate had the right, immediately prior to such person’s death, to receive the proceeds from the disposition of the notes, as well as the right to receive payment of the principal of the notes.
With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:
•
a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•
appropriate evidence satisfactory to us and the trustee (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•
if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the trustee from the nominee attesting to the deceased’s beneficial ownership of such note;

•
a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Institution Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States;

•
if applicable, a properly executed assignment or endorsement;

•
tax waivers and any other instruments or documents that we or the trustee reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•
any additional information we or the trustee reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to us and the trustee from the broker or other entity stating that it represents the deceased beneficial owner.
Subject to our right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option applicable to the notes will be accepted in any one calendar year as described above, all questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.
The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the trustee at U.S. Bank Trust Company, National Association at 100 Wall Street — Suite 600, New York, New York 10005, Attention: K. Wendy Kumar, (212) 951-8561.
If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.
Replacement of Notes
If any mutilated note is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If we and the trustee receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses, including counsel fees and expenses, associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.
Reopening of Issue
We may, from time to time, without the consent of existing noteholders, reopen an issue of notes and issue additional notes with the same terms, including maturity and interest payment terms, as notes issued on an earlier date, except for the issue date, issue price and the first payment date of interest. After such additional notes are issued, they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.
REGISTRATION AND SETTLEMENT
Book-Entry, Delivery and Form
DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global securities will be issued for each issue of the book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of book-entry notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of each actual purchaser of each book-entry note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the book-entry notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.
To facilitate subsequent transfers, all book-entry notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the book-entry notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to book-entry notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and dividend payments on the book-entry notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or CFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the book-entry notes at any time by giving reasonable notice to CFC. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
CFC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC. Certificates may also be printed and delivered (i) in the event of an event of default under the indenture and the subsequent surrender by DTC of the book-entry notes held by DTC or (ii) in the event DTC or any successor depository notifies us that it is unwilling or unable to continue as depository for global notes or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depository within 90 days after we receive notice of such inability, unwillingness or cessation.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but neither CFC nor the agents take any responsibility for the accuracy thereof.
Payments on any book-entry notes would be made by the trustee directly to holders of the book-entry notes in accordance with the procedures set forth herein and in the indenture. Interest payments and any principal payments on the book-entry notes on each interest payment date would be made to holders in whose names the book-entry notes were registered at the close of business on the related record date as set forth under “— Interest and Interest Rates” beginning on page S-11. Such payments would be made by check mailed to the address of such holders as they appear on the note register and, in addition, under the circumstances provided by the indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any book-entry notes, however, would be made only upon presentation and surrender of such book-entry notes at the office of the paying agent for such book-entry notes. So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture.
A book-entry note may be transferred free of charge in whole or in part upon the surrender of the book-entry note to be transferred, together with the completed and executed assignment which appears on the reverse of the book-entry note, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a book-entry note, a new book-entry note in respect of the balance not transferred will be issued to the transferor. Each new book-entry note to be issued upon the transfer of a book-entry note will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new book-entry note to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any book-entry notes within 15 days before the maturity date.
Global Clearance and Settlement Procedures
Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the book-entry notes among its participants, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Neither CFC, the trustee nor the agents will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, DTC’s nominee or any DTC participant with respect to any ownership interest in the book-entry notes, or payments to, or the providing of notice for, DTC participants or beneficial owners.
Registration, Transfer and Payment of Certificated Notes
We do not intend to issue certificated notes, except in the limited circumstances described above. If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have originally designated U.S. Bank Trust Company, National Association to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any notes at any time.
We will not be required to: (1) issue, exchange or register the transfer of any note to be redeemed for a period beginning 15 days before any selection of notes to be redeemed and ending at the close of business on the mailing of the notice of redemption; (2) exchange or register the transfer of any note that was selected, called or is being called for redemption, except the unredeemed portion of any note being redeemed in part; or (3) exchange or register the transfer of any note as to which an election for repayment by the holder has been made, except the unrepaid portion of any note being repaid in part.
We will pay principal of and interest on any certificated notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
This section summarizes the material U.S. tax considerations to holders of the notes. However, the discussion is limited in the following ways:
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The discussion only covers you if you buy your notes in the initial offering of a particular issuance of notes.

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The discussion only covers you if you hold your notes as a capital asset (generally, for investment purposes), your “functional currency” is the U.S. dollar (if you are a U.S. holder (as defined below)) and you do not have a special tax status, such as an accrual basis taxpayer subject to special tax accounting rules as a result of your use of applicable financial statements.

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The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the notes, such as your holding the notes in connection with a hedging, straddle or conversion transaction. We suggest that you consult your tax advisor about the consequences of holding the notes in your particular situation.

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The discussion does not cover you if you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. tax purposes). If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the notes, we suggest that you consult your tax advisor.

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The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

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The discussion does not cover state, local or foreign law, and, except for the U.S. federal estate tax consequences discussed below with respect to Non-U.S. holders (as defined below), does not cover any U.S. federal tax consequences other than income tax consequences.

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This discussion does not cover the Medicare tax that may be imposed on the “net investment income” of U.S. holders that are individuals, estates or trusts.

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The discussion does not cover every type of notes that we might issue. If we intend to issue notes of a type not described in this summary, additional tax information will be provided in the prospectus supplement for the notes.

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We have not requested a ruling from the IRS on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying notes, we suggest that you consult your tax advisors about the tax consequences of holding the notes in your particular situation.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:
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an individual U.S. citizen or resident alien;

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a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

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an estate whose worldwide income is subject to U.S. federal income tax; or

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a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

Interest
The tax treatment of interest paid on the notes depends upon whether the interest is “qualified stated interest.” The notes may have some interest that is qualified stated interest and some that is not.
“Qualified stated interest” is any interest that meets all the following conditions:
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It is payable at least once each year.

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It is payable over the entire term of the notes.

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It is payable at a single fixed rate or at certain specified variable rates.

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The notes have a maturity of more than one year from their issue date.
If any interest on the notes is qualified stated interest, then:

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If you are a cash method taxpayer (as are most individual holders), you must report that interest in your ordinary income when you receive it.

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If you are an accrual method taxpayer, you must report that interest in your ordinary income as it accrues.

If any interest on the notes is not qualified stated interest, it is subject to the rules for original issue discount (“OID”) described below.
Determining Amount of OID
Notes that have OID are subject to additional tax rules. The amount of OID on the notes is determined as follows:
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The amount of OID on the notes is the “stated redemption price at maturity” of the notes minus the “issue price” of the notes. If this amount is zero or negative, there is no OID.

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The “stated redemption price at maturity” of the notes is the total amount of all principal and interest payments to be made on the notes, other than qualified stated interest. In a typical case where all interest is qualified stated interest, the stated redemption price at maturity is the same as the principal amount.

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The “issue price” of the notes is the first price at which a substantial amount of the notes are sold to the public (excluding bondhouses, brokers and persons acting in a similar capacity).

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Under a special rule, if the OID determined under the general formula is very small, this “de minimis OID” is disregarded and not treated as OID. If all the interest on the notes is qualified stated interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) .25% (1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the notes and (c) the principal amount.

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U.S. holders that hold notes that have OID and contain a Survivor’s Option should consult with their tax advisors regarding the effect of such feature to their particular circumstances.

Accrual of OID Into Income
If the notes have OID, the following consequences arise:
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You must include the total amount of OID as ordinary income over the life of the notes.

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You must include OID in income as the OID accrues on the notes, even if you are on the cash method of accounting. This means that you are required to report OID income that is subject to tax before you receive the cash that corresponds to that income.

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OID accrues on the notes on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on the notes, combined with the inclusion into income of any qualified stated interest on the notes, will result in you being taxable at approximately a constant percentage of your unrecovered investment in the notes.

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The amount of OID includible in income by you in a taxable year is the sum of the “daily portions” of OID with respect to your notes for each day of the taxable year (or portion thereof) in which you held the notes. The daily portion is determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period.

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The accruals of OID on the notes will generally be less in the early years and more in the later years.

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If any of the interest paid on the notes is not qualified stated interest, that interest is taxed solely as OID. It is not separately taxed when it is paid to you.

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Your tax basis in the notes is initially your cost. It increases by any OID (not including qualified stated interest) you report as income. It decreases by any principal payments you receive on the notes, and by any interest payments you receive that are not qualified stated interest.

Notes Subject to Additional Tax Rules
Additional or different tax rules apply to several types of notes that we may issue.
Short-term notes:   We may issue notes with a maturity of one year or less. These are referred to as “short-term notes.”
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No interest on these notes is qualified stated interest. Otherwise, the amount of OID is calculated in the same manner as described above.

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You may make certain elections concerning the method of accrual of OID on short-term notes over the life of the notes.

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If you are an accrual method taxpayer, a bank, a notes dealer, or in certain other categories, you must include OID on short-term notes in income as it accrues.

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If you are a cash method taxpayer not subject to the accrual rule described above, you do not include OID on short-term notes in income until you actually receive payments on the notes. Alternatively, you can elect to include OID in income as it accrues. This election applies to all short-term notes acquired by you during the first taxable year for which the election is made and all subsequent taxable years, unless the IRS consents to a revocation.

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Two special rules apply if you are a cash method taxpayer and you do not include OID on short-term notes in income as it accrues. First, if you sell the note or it is paid at maturity, and you have a taxable gain, then the gain is ordinary income to the extent of the accrued OID on the note at the time of the sale that you have not yet taken into income. Second, if you borrow money (or do not repay outstanding debt) to acquire or hold the note, then while you hold the note you cannot deduct any interest on the borrowing that corresponds to accrued OID on the note until you include the OID in your income.

Floating rate notes:   Floating rate notes are subject to special OID rules.
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If the interest rate is based on a single fixed formula based on the cost of newly borrowed funds or other objective financial information (which in either case may include a fixed interest rate for the initial period if certain conditions are met), all the interest will be qualified stated interest. The amount of OID (if any), and the method of accrual of OID, will then be calculated by converting the notes’ floating rate into a fixed rate and by applying the general OID rules described above.

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The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during such accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

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If the notes have more than one formula for interest rates, it is possible that the combination of interest rates might create OID. We suggest that you consult your tax advisor concerning the OID accruals on any floating rate notes.

Other categories of notes:   Additional rules may apply to certain other categories of notes. The pricing supplement for these notes may describe these rules. In addition, we suggest that you consult your tax advisor in these situations. These categories of notes include:
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notes that are denominated in currency other than U.S. dollars;

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notes with contingent payments;

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notes that you can put to CFC before their maturity;

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notes that are callable by CFC before their maturity, other than typical calls at a premium;

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indexed notes with an index tied to currencies; and

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notes that are extendable at your option or at the option of CFC.

Premium and Discount
Additional special rules apply in the following situations involving discount or premium:
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If you buy the notes in the initial offering for more than their stated redemption price at maturity, the excess amount you pay will be “bond premium.” You can elect to use bond premium to reduce your taxable interest income over the life of your notes. Under the election, the total bond premium will be allocated to interest periods, as an offset to your interest income, on a “constant yield” basis over the life of the notes — that is, with a smaller offset in the early periods and a larger offset in the later periods. You make this election on your tax return for the year in which you acquire the notes. However, if you make the election, it automatically applies to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the IRS permits you to revoke the election.

•
Similarly, if the notes have OID and you buy them in the initial offering for more than the issue price, the excess (up to the total amount of OID) is called “acquisition premium.” The amount of OID you are required to include in income will be reduced by this amount over the life of the notes.

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If you buy the notes in the initial offering for less than the initial offering price to the public, special rules concerning “market discount” may apply.

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Under the market discount rules, absent an election to include market discount in income currently, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of the amount of such payment or realized gain or the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition, unless the amount of such market discount is considered to be de minimis. Market discount will accrue ratably unless you elect to accrue market discount under a constant yield method. The election to apply the constant yield method is made on a debt instrument-by-debt instrument basis, and is irrevocable. Special rules apply in applying the accrual methods for amortizing notes.

Appropriate adjustments to tax basis are made in these situations. We suggest that you consult your tax advisor if you are in one of these situations.
Accrual Election
You can elect to be taxed on the income from the notes in a different manner than described above. Under the election:
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No interest is qualified stated interest.

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You include amounts in income as it economically accrues to you. The accrual of income is in accordance with the constant yield method, based on the compounding of interest. The accrual of income takes into account stated interest, OID (including de minimis OID), market discount and premium.

•
Your tax basis is increased by all accruals of income and decreased by all payments you receive on the notes.

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The election is made for the taxable year in which you buy the notes and cannot be revoked without the consent of the IRS.

Sale or Retirement of the Notes
On your sale or retirement of your notes:
•
You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the notes. Your tax basis in the notes is your cost to purchase the notes, subject to certain adjustments.

•
Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the notes for more than one year. For non-corporate U.S. holders, net long-term capital gains are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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If (a) you purchased the notes with de minimis OID, (b) you did not make the election to accrue all OID into income, and (c) you receive the principal amount of the notes upon the sale or retirement, then you will generally have capital gain equal to the amount of the de minimis OID.

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If you sell the notes between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the notes but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds subject to capital gains treatment.

•
All or part of your gain may be ordinary income rather than capital gain in certain cases. These cases include sales of short-term notes, notes with market discount, notes with contingent payments or foreign currency notes.

Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
•
Assuming you hold your notes through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest, OID and retirement or sale proceeds on your notes, unless an exemption applies. As discussed above under “Premium and Discount,” the amount reported to you may have to be adjusted to reflect the amount you must report on your own tax return.

•
Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•
If you are subject to these requirements but do not comply, the intermediary must apply backup withholding on all amounts payable to you on the notes (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability if you provide the required information to the IRS.

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All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a beneficial owner of the notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
Withholding Taxes
Generally, payments of principal and interest (including OID) on the notes will not be subject to U.S. withholding taxes. However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:
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You provide a completed Form W-8BEN or W-8BEN-E, as applicable (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN or

W-8BEN-E contains your name, address and a statement that you are the beneficial owner of the notes and that you are a Non-U.S. holder.
•
You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

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You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:
•
The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•
The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•
An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between you and the withholding agent for the notes — the qualified intermediary will not generally forward this information to the withholding agent.

•
The amount of interest payable on the notes is based on the earnings of CFC or certain other contingencies. If this exception applies, additional information will be provided in the pricing supplement.

•
You are a bank making a loan in the ordinary course of its business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments (including OID) made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:
•
You hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

•
The notes have an original maturity of 183 days or less from their issue date.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. holders of the notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale or Retirement of Notes
If you sell the notes or the notes are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:
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The gain is connected with a trade or business that you conduct in the U.S.

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You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the notes, and certain other conditions are satisfied.

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The gain represents accrued interest or OID, in which case the rules for interest would apply.

U.S. Trade or Business
If you hold your notes in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the notes is attributable:
•
Any interest on the notes, and any gain from disposing of the notes, generally will be subject to U.S. federal income tax as if you were a U.S. holder; and

•
If you are a corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business (subject to certain adjustments), including earnings from the notes. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
If you are an individual, your notes will not be subject to U.S. estate tax when you die unless given the nature and manner in which interest is calculated and paid on the notes, that interest is subject to U.S. withholding tax. However, this rule only applies if, at your death, payments on the notes were not connected to a trade or business that you were conducting in the U.S.
Information Reporting and Backup Withholding
U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:
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Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments (including OID) made to you may be reported to the IRS on Form 1042-S.

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Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may provide one of the forms described under “Withholding Taxes” to claim an exemption from information reporting and backup withholding on a sale. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. FATCA withholding currently applies to payments of interest on notes. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of this legislation on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS
The fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should be considered by the fiduciary of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA (which we refer to as an “ERISA Plan”) in the context of the ERISA Plan’s particular circumstances before authorizing the acquisition and holding of the notes. Among other factors to consider, the fiduciary should consider whether such acquisition and holding of the notes is in accordance with the documents governing the ERISA Plan and would satisfy the prudence requirements of ERISA and whether such acquisition and holding of the notes is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), prohibit (a) ERISA Plans, (b) individual retirement accounts, self-employment retirement plans and other plans or arrangements described in Section 4975(e)(1) of the Internal Revenue Code and (c) entities whose underlying assets include “plan assets” (within the meaning of ERISA Section 3(42), 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) by reason of such ERISA Plan’s or other plan’s investment in such entity ((a), (b) and (c) are hereinafter referred to as “Plans”) from engaging in certain transactions involving plan assets with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Plan unless an exemption applies. Therefore, fiduciaries of ERISA Plans and persons making investment decisions for other Plans should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code. Certain Plans that are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code, such as governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and certain foreign plans (as described in Section 4(b)(4) of ERISA), may nevertheless be subject to federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the foregoing provisions of ERISA and the Internal Revenue Code (collectively, “Similar Laws”). A violation of the prohibited transaction rules under ERISA or Section 4975 of the Code may result in an excise tax or other liabilities under ERISA or Section 4975 of the Internal Revenue Code and require the unwinding of the transaction giving rise to the violation and the disgorgement of any gains. In the case of an individual retirement account, a violation of these prohibited transaction rules could also cause the individual retirement account to lose tax exempt status. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable to a Plan’s acquisition, holding or disposition of the notes, depending in part on the type of Plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made.
The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include PTCE 75-1 (for certain transactions by a broker-dealer), PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a statutory exemption for the purchase and sale of notes offered hereby, provided that neither the issuer of notes offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction to the nonfiduciary service provider. There can be no assurance that any administrative or statutory exemption will apply with respect to any particular Plan investment in the notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.
Each purchaser and transferee of the notes must represent (or if the notes are issued in book entry form will, by virtue of its acquisition, be deemed to represent) that either the notes are not being acquired by, on behalf of, or with assets of a Plan or a governmental plan, church plan or non-U.S. plan subject to Similar Laws, or the acquisition, holding and, to the extent relevant, disposition of the notes by the purchaser or transferee will not give rise to a transaction that is prohibited by Section 406, 407 and 408 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is unavailable, or in the case of a governmental plan, church plan or non-U.S. plan subject to Similar Laws, will not violate any applicable Similar Laws.
In addition, the person making the decision to acquire notes on behalf of a Plan (the “Plan Fiduciary”) will be deemed to have represented and warranted that (1) neither CFC, the Agents, nor any of their respective affiliates (the “Transaction Parties”) has provided or will provide advice with respect to the acquisition of the notes by the Plan; (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition of the notes by the Plan; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Internal Revenue Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the notes; (4) none of the Transaction Parties has exercised any authority to cause the Plan to acquire the notes or to negotiate the terms of such acquisition; (5) none of the Transaction Parties receives a fee or other compensation from the Plan or the Plan Fiduciary for the provision of investment advice in connection with the decision to acquire the notes; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the notes; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the notes.
The foregoing discussion is general in nature, is not intended to be all inclusive, and is based on laws in effect on the date hereof. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries and other persons considering the purchase of the notes on behalf of a Plan or a governmental plan, church plan or non-U.S. plan subject to Similar Laws consult with its counsel regarding the consequences under ERISA, the Internal Revenue Code or other Similar Law, of the acquisition, disposition and holding of the notes and the availability of any exemptive relief for these consequences, to the extent applicable. The sale of any notes is in no respect a representation by any of the Transaction Parties that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans or plans subject to Similar Law generally or any particular Plan or plan subject to Similar Law.
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Under the terms of the selling agent agreement dated as of October 27, 2023, the notes will be offered from time to time by us to the Purchasing Agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the Purchasing Agent, are parties to the selling agent agreement and have agreed to use their reasonable best efforts to solicit offers to purchase the notes. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the Purchasing Agent. We also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agent will purchase the notes at a discount ranging from 0.3% to 3.15% of the non-discounted price for each note sold. However, we also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from us. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.
Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, discount and concession may be changed.

We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.
Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.
No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See “Registration and Settlement.”
In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.
In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriters, initial purchasers or dealers with respect to other securities offerings) with CFC and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the agents from time to time have acted or in the future may continue to act as lenders to CFC and its affiliates, for which they have received or expect to receive customary compensation.
In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of CFC or its affiliates. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
In the event that greater than 5% of the net proceeds from an offering of notes are used to repay indebtedness owed to any individual agent and/or its affiliates in the aggregate, the offering will be conducted in accordance with FINRA Rule 5121. In such event, such agent or agents will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Except for notes sold to level-fee accounts, the notes offered to the public will be offered at the public offering price set forth in the applicable pricing supplement. Agents purchasing notes on an agency basis for client accounts shall purchase notes at the public offering price. Notes sold by agents for their own account may be sold at the public offering price less a discount specified in the applicable pricing supplement. Notes purchased by the agents on behalf of level-fee accounts may be sold to such accounts at the discount to the public offering price specified in the applicable pricing supplement, in which case, such agents will not retain any portion of the sales price as compensation.
LEGAL MATTERS
The validity of the notes offered hereby and certain U.S. tax matters in connection with the offering of the notes will be passed upon for CFC by Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. Certain legal matters will be passed upon for the agents by Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York. Hunton Andrews Kurth LLP from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2023 and 2022, and for each of the years in the three-year period ended May 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Collateral Trust Bonds
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time collateral trust bonds, senior debt securities and subordinated debt securities. We will provide the specific terms of these securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 24, 2023

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities, subordinated debt securities and collateral trust bonds (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement and any pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement to this prospectus that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement or pricing supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement or pricing supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.
RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider, among other matters, the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2023, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:

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Annual Report on Form 10-K for the year ended May 31, 2023 (filed August 2, 2023);

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Quarterly Report on Form 10-Q for the quarter ended August 31, 2023 (filed October 12, 2023); and

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Current Report on Form 8-K dated June 19, 2023 (filed June 22, 2023).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
(703) 467-1800
Attn: Yu Ling Wang
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” as defined in and within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts or statements of current conditions. Instead, forward-looking statements represent management’s current beliefs and expectations, based on certain assumptions and estimates made by, and information available to, management at the time the statements are made, regarding our future plans, strategies, operations, financial results or other events and developments, many of which, by their nature, are inherently uncertain and outside our control. Forward-looking statements are generally identified by the use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the adequacy of the allowance for credit losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements. Therefore, you should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties that could cause our current expectations to vary from our forward-looking statements, including, but not limited to, legislative changes that could affect our tax status and other matters, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, nonperformance of counterparties to our derivative agreements, economic conditions and regulatory or technological changes within the rural electric industry, the costs and impact of legal or governmental proceedings involving us or our members, general economic conditions, governmental monetary and fiscal policies, the occurrence and effect of natural disasters, including severe weather events or public health emergencies, and the factors listed and described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023 and in other quarterly and annual reports filed with the SEC. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect the impact of events, circumstances or changes in expectations that arise after the date any forward-looking statement is made.
THE COMPANY
CFC is a member-owned, nonprofit finance cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members and associates with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC extends loans to its rural electric members for construction, acquisitions, system and facility repairs and maintenance, enhancements and ongoing operations to support the goal of electric distribution and generation and transmission (“power supply”) systems of providing reliable, affordable power to the customers they serve. CFC also provides its members and associates with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from U.S. federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain noncash accounting entries, to: (i) a cooperative educational fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.

Our financial statements include the consolidated accounts of CFC, National Cooperative Services Corporation (“NCSC”) and Rural Telephone Finance Cooperative (“RTFC”).
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, entities eligible to be members of CFC and the for-profit and not-for-profit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. As of May 31, 2023, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit and for-profit entities. CFC is the sole lender to and manages RTFC’s business operations through a management agreement that is automatically renewable on an annual basis unless terminated by either party. RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses under a guarantee agreement. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its taxable income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.
In April 2023 and June 2023, RTFC’s and NCSC’s members, respectively, approved the sale of RTFC’s business to NCSC. We intend to complete the consolidation of RTFC and NCSC within the fiscal year ended May 31, 2024, subject to meeting certain closing conditions. As part of the consolidation, a discounted retirement of $52 million related to the allocated but unretired patronage capital will be made to RTFC members. The discounted retirement amount may be subject to adjustment at the closing of the consolidation transaction.
At May 31, 2023, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, NCSC and RTFC, our consolidated membership totaled 1,426 members and 270 associates. Our consolidated members include 843 electric distribution systems, 68 power supply systems, 453 telecommunication members, 61 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states, the District of Columbia and two U.S. territories.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general purposes, including, but not limited to, making loan advances and the retirement of debt.

DESCRIPTION OF COLLATERAL TRUST BONDS
The following description summarizes the general terms and provisions that may apply to the collateral trust bonds. Each prospectus supplement or pricing supplement will state the particular terms of the collateral trust bonds and the extent, if any, to which the general provisions may apply to the collateral trust bonds included in the prospectus supplement or pricing supplement.
General
The collateral trust bonds will be issued under an indenture between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named, dated as of October 25, 2007 (the “collateral trust bond indenture”). The statements in this prospectus concerning the collateral trust bond indenture, one or more supplemental collateral trust bond indentures, board resolutions or officers’ certificates establishing the collateral trust bonds, and the collateral trust bonds are merely an outline and do not purport to be complete. We refer you to the collateral trust bond indenture and any supplemental collateral trust bond indenture, each of which is or will be incorporated by reference into this prospectus, for further information.
Reference is made to the prospectus supplement or pricing supplement relating to any particular issue of collateral trust bonds for the following terms:
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the title of and any limit on the aggregate principal amount of the collateral trust bonds to be issued;

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the persons to whom interest on the collateral trust bonds, or any tranche thereof, is payable, if other than the persons in whose names the collateral trust bonds are registered on the regular record date;

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the date or dates on which the collateral trust bonds will mature;

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the annual rate or rates (which may be fixed or variable) at which such collateral trust bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

•
the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

•
the place or places where payments may be made on the collateral trust bonds or any tranche thereof, registration of transfer may be effected, exchanges of collateral trust bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the collateral trust bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the collateral trust bonds will be redeemed or purchased;

•
the denominations in which the collateral trust bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

•
the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the collateral trust bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the collateral trust bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the collateral trust bonds, or any tranche thereof, will be valued;

•
if the principal of or premium, if any, or interest, if any, on the collateral trust bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;
•
if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such collateral trust bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the collateral trust bond indenture, the manner in which the amounts will be determined;

•
if other than the principal amount of the collateral trust bonds, the portion of the principal amount of the collateral trust bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

•
the terms, if any, on which collateral trust bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

•
any events of default, in addition to those specified under “— Events of Default” in the collateral trust bond indenture, with respect to the collateral trust bonds, and any covenants of CFC for the benefit of the holders of the collateral trust bonds, in addition to those set forth in Article 7 of the collateral trust bond indenture;

•
if the collateral trust bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global collateral trust bond or bonds, any limitations on the rights of the holders of the collateral trust bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such collateral trust bonds;

•
if the collateral trust bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

•
any limitations on the rights of a holder to transfer or exchange the collateral trust bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the collateral trust bonds;

•
the right, if any, of CFC to limit or discharge the collateral trust bond indenture as to the collateral trust bonds or any tranche thereof;

•
whether and under what circumstances CFC will pay additional amounts on the collateral trust bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the collateral trust bonds rather than pay the additional amounts; and

•
any other terms of the collateral trust bonds or any tranche thereof, not inconsistent with the provisions of the collateral trust bond indenture. (Section 2.03)

The collateral trust bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the collateral trust bonds may be issued in temporary or definitive global form.
Unless stated otherwise in any supplemental collateral trust bond indenture, CFC may also re-open a previous series of collateral trust bonds of any series without the consent of the holders of the collateral trust bonds of any series and issue additional collateral trust bonds of the same series, which additional collateral trust bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional collateral trust bonds of the same series unless the additional collateral trust bonds will be fungible with all collateral trust bonds of the same series for U.S. federal income tax purposes.
Security
The collateral trust bonds will be secured equally with outstanding collateral trust bonds issued under the collateral trust bond indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of collateral trust bonds outstanding. The collateral trust bond indenture provides that eligible collateral will consist of cash, Eligible Mortgage Notes (defined below) of distribution system members and Permitted Investments. The allowable amount of cash is 100% thereof, the allowable amount of Eligible Mortgage Notes is the amount advanced and not repaid and the allowable amount of Permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of Permitted Investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the collateral trust bond indenture and as used in describing the collateral trust bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)
CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank Trust Company, National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those collateral trust bonds issued thereunder, and will not secure collateral trust bonds issued hereby, which will be secured under the October 25, 2007 collateral trust bond indenture. As of August 31, 2023, $20 million aggregate principal amount of collateral trust bonds issued under the indenture dated February 15, 1994 were outstanding and $7,773 million aggregate principal amount of collateral trust bonds issued under the collateral trust bond indenture dated October 25, 2007 were outstanding.
As a condition to the authentication and delivery of collateral trust bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:
•
the allowable amount of eligible collateral pledged under the collateral trust bond indenture is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after the authentication and delivery of such collateral trust bonds;

•
the allowable amount of eligible collateral pledged under the collateral trust bond indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of collateral trust bonds to be outstanding immediately after such withdrawal;

•
each Eligible Mortgage Note included in the eligible collateral so certified is an Eligible Mortgage Note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

•
the aggregate allowable amount of all Eligible Mortgage Notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of collateral trust bonds on the basis of the retirement of outstanding collateral trust bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)
The collateral trust bond indenture provides that collateral trust bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the collateral trust bond indenture at least equals the aggregate principal amount of collateral trust bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.01, 2.03, 3.01 and 13.01)
“Eligible Mortgage Note” means a validly existing mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)
“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of Accounts prescribed by RUS, then in accordance with U.S. generally accepted accounting principles (“GAAP”). (Section 1.01)

“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins — interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins — interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1∕3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher Coverage Ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the Coverage Ratio capital credits, except to the extent received by the member in the form of cash.
The collateral trust bond indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the collateral trust bond indenture as to the value of the property subject to the lien of a mortgage.
The collateral trust bond indenture provides that, unless an event of default under the collateral trust bond indenture exists, and other than certain limited duties specified in the collateral trust bond indenture, the trustee shall have no duties or responsibilities with regard to any mortgage which is part of the pledged property, and no duties or responsibilities with regard to the value of any property subject thereto. (Section 4.03)
“Permitted Investments” are defined to include:
•
obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not more than two years after purchase;

•
obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

•
certificates of deposit or time deposits of any bank or trust company (not including the successor trustee) organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

•
commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments
Until the occurrence of an event of default under the collateral trust bond indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the collateral trust bond indenture. (Section 15.01) Unless an event of default under the collateral trust bond indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium, if any, and interest on any mortgage notes and Permitted Investments that are pledged under the collateral trust bond indenture with the trustee. (Section 4.02)
Modification of the Collateral Trust Bond Indenture
Modifications of the provisions of the collateral trust bond indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding collateral trust bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:
•
effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

•
permit the creation of any prior or equal lien on pledged property under the collateral trust bond indenture, terminate the lien under the collateral trust bond indenture, or deprive the holder of any bond of the lien created by the collateral trust bond indenture;

•
reduce the above-stated percentage of holders of collateral trust bonds whose consent is required to modify the collateral trust bond indenture or the percentage of holders of collateral trust bonds whose consent is required for any waiver under the collateral trust bond indenture; or

•
modify any of the provisions of certain sections of the collateral trust bond indenture, except to increase any percentage of holders or to provide that certain provisions of the collateral trust bond indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The collateral trust bond indenture provides that CFC and the trustee may, without the consent of any holders of collateral trust bonds, enter into supplemental collateral trust bond indentures for the purposes of:
•
evidencing the succession of another company to CFC under the collateral trust bond indenture and the assumption of all covenants of the collateral trust bond indenture by such company;

•
adding to CFC’s covenants or events of default, or other provisions for the benefit of the holders of collateral trust bonds, or to surrender any right or power in the collateral trust bond indenture conferred upon CFC;

•
changing or eliminating any restriction on the payment of principal on collateral trust bonds, provided any such action does not adversely affect the interests of the holders of collateral trust bonds in any material respect;

•
conveying, transferring and assigning to the trustee, and subjecting to the lien of the collateral trust bond indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

•
establishing the form or terms of collateral trust bonds of any series;

•
providing for the issuance of uncertificated collateral trust bonds, original issue discount collateral trust bonds and collateral trust bonds payable in foreign currencies of one or more series;

•
modifying, eliminating or adding to the collateral trust bond indenture for purposes of maintaining qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
curing ambiguities, defects or inconsistencies in the collateral trust bond indenture or, provided the action does not adversely affect the interests of the holders of any series of collateral trust bonds in any material respect, making other provisions with respect to matters arising under the collateral trust bond indenture; or

•
providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)
Waiver of Certain Covenants
Under the collateral trust bond indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding collateral trust bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)
Events of Default
Each of the following will constitute an event of default under the collateral trust bond indenture:
•
failure to pay interest on any collateral trust bonds for 30 days after the interest becomes due;

•
failure to pay principal, or any premium, on any collateral trust bonds at their maturity or upon redemption;

•
failure to make any sinking fund payment;

•
failure to perform, or breach of, specified covenants in the collateral trust bond indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

•
failure to perform, or breach of, any other covenant or warranty in the collateral trust bond indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding collateral trust bonds to CFC and the trustee; and

•
specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC’s compliance with the conditions and covenants under the collateral trust bond indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the collateral trust bonds then outstanding may declare the principal of the collateral trust bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in principal amount of the collateral trust bonds at the time outstanding. (Section 9.02)
Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the collateral trust bond indenture. (Section 9.03)
Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the collateral trust bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the collateral trust bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)
Subject to the provisions of the collateral trust bond indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the collateral trust bond indenture at the request or direction of any of the holders of the collateral trust bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the collateral trust bond indenture, the holders of a majority in principal amount of the collateral trust bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)
The collateral trust bond indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of collateral trust bonds represented by a global bond or collateral trust bonds, and may, with respect to any other series of collateral trust bonds, establish a record date for the purpose of determining holders of outstanding collateral trust bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)
Satisfaction and Discharge; Defeasance
At the request of CFC, the collateral trust bond indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of collateral trust bonds and hold moneys for payment in trust with respect to the collateral trust bonds, when the principal of and interest on collateral trust bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the collateral trust bonds in accordance with the terms of the collateral trust bonds, or such collateral trust bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)
Unless the prospectus supplement relating to the collateral trust bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the collateral trust bonds, except for certain obligations to register the transfer or exchange of collateral trust bonds, replace stolen, lost or mutilated collateral trust bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the collateral trust bond indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of collateral trust bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the collateral trust bonds are payable all the principal of, and interest on, the collateral trust bonds on the dates on which payments are due in accordance with the terms of the collateral trust bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the collateral trust bonds to recognize income, gain or loss for U.S. federal income tax purposes and that such holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)
At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)
Governing Law
The collateral trust bond indenture is, and the collateral trust bonds will be, governed by and construed in accordance with the laws of the State of New York.

The Trustee
U.S. Bank Trust Company, National Association is the trustee with respect to all collateral trust bonds issued under the collateral trust bond indenture.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank Trust Company, National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “— Restriction on Indebtedness.” Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement or pricing supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars. Registered senior debt securities will be issued in denominations of $1,000 and multiples of $1,000 and bearer senior debt securities will be issued in denominations of $5,000 and multiples of $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds, as discussed above under “Description of Collateral Trust Bonds,” and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2023, CFC had $7,793 million in aggregate principal amount of collateral trust bonds and $10,297 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.
CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of senior debt securities to be issued;

•
the persons to whom interest on the senior debt securities is payable, if other than the persons in whose names the senior debt securities are registered on the regular record date;

•
the date or dates on which the senior debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the senior debt securities;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the senior debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•
the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof  (if registered) or $5,000 and any integral multiple thereof  (if bearer);

•
the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, or any method not inconsistent with the provisions in the senior indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

•
if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

•
if the senior debt securities are to be issued upon the exercise of warrants, the time, manner and place for the senior debt securities to be authenticated and delivered;

•
if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made;

•
whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of senior debt securities who is not a U.S. person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

•
the applicability to the series of the senior indenture defeasance provisions;

•
whether the covenants described below under “— Restriction on Indebtedness” will apply to the senior debt securities;

•
any changes or additions to the events of default or covenants described in this prospectus;

•
if the senior debt securities are to be issued in depositary form, the depositary with respect to such depositary securities and the circumstances under which any such depositary securities may be exchanged for senior debt securities registered in the name of, and any transfer of such depositary securities may be registered to, persons other than such depositary; and
•
any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank Trust Company, National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)
In the event of any redemption in part, CFC will not be required to:
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issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

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if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

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if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

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if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

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register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

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exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
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a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

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a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)
Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2023, CFC had $30.3 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $72.8 billion of indebtedness. As of August 31, 2023, CFC had $18.2 billion of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
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the successor is a corporation organized under the laws of any domestic jurisdiction;

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the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

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immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

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CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
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to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

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to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

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to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;

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to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

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to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

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to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act;

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to add any additional event of defaults with respect to all or any series of senior debt securities;

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to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

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to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

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to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

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to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

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reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

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reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

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change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

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change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

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impair any right to take legal action for an overdue payment;

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reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

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with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
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the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture;

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the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security; and

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senior debt securities owned by the Company or any other obligor upon the senior debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “— Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
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failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

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failure to pay the principal of or any premium on any senior debt security at maturity;

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failure to deposit any sinking fund payment when such payment becomes due;

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failure to perform or breach of the covenant described above under “— Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

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failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

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certain events of bankruptcy, insolvency or reorganization of CFC; and

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such other events as may be specified for each series. (Section 501)

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
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CFC has paid or deposited with the trustee a sum sufficient to pay:

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all overdue interest on all senior debt securities of such series;

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the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

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interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

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all amounts due to the trustee under the senior indenture; and

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any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
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in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

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in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)
No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
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an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

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the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)

Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “— Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
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the holders of a majority in principal amount of the outstanding senior debt securities of such series; and

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66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
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the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series; and

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a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.

Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
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all the senior debt securities of such series have been cancelled by the trustee;

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in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities; or

•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust); or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “— Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank Trust Company, National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of $1,000 and multiples of $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement or pricing supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain U.S. federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and any limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the persons to whom interest on the subordinated debt securities, or any tranche thereof, is payable, if other than the persons in whose names the subordinated debt securities are registered on the regular record date;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the subordinated debt securities, registration of transfer may be effected, exchanges of subordinated debt securities may be effected and notices to or demands upon the Company may be served;

•
any redemption or sinking fund terms;

•
the obligation or obligations, if any, to redeem or purchase the subordinated debt securities, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities is to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, any such election may be made;

•
if the subordinated debt securities are to be issued in global form, the depositary with respect to the global subordinated debt securities, any limitations on the rights of the holders of the subordinated debt securities to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such subordinated debt securities;

•
if the subordinated debt securities are to be issuable as bearer securities, any and all matters incidental thereto;

•
Any limitations on the rights of a holder to transfer or exchange the subordinated debt securities or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness. (Section 101)

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2023, outstanding senior indebtedness of CFC aggregated approximately $30.3 billion, including contingent guarantees of $0.9 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)

CFC will not be required to:
•
register the transfer of or exchange any subordinated debt securities or any tranche thereof during a period of 15 days immediately preceding the date notice of redemption of any such subordinated debt security called for redemption is to be given; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank Trust Company, National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Sections 403 and 404)
Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange; or

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)

Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)
The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
•
failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

•
failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1/3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)

The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “— Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “— Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)
However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank Trust Company, National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.

GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal and interest and redemption proceeds on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
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directly to purchasers;

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through agents; or

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through underwriters or dealers.

The dealers, agents or underwriters with respect to an offering of securities will be named in any prospectus supplement or pricing supplement relating to the offering.
If a dealer is utilized in the sale of any securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.
If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public. Unless otherwise set forth in the prospectus supplement or pricing supplement, the obligations of any underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.
Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.
Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to U.S. persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of the securities offered hereby and certain other matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells US LLP. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2023 and 2022, and for each of the years in the three-year period ended May 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation
CFC InterNotes®
InspereX
Citigroup
RBC Capital Markets
Wells Fargo Advisors
PROSPECTUS SUPPLEMENT
October 27, 2023